EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the NASDAQ Global Market.  Certain of the prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares

10/7/2013	Purchase	$15.2544	1	11454
10/8/2013	Purchase	$15.3097	2	20317
10/9/2013	Purchase	$15.1753	3	51352
10/10/2013	Purchase	$14.9845	4	23349
10/11/2013	Purchase	$14.9767	5	35000
10/14/2013	Purchase	$15.3122	6	7690
10/15/2013	Purchase	$15.2258	7	30000
10/16/2013	Purchase	$15.1540	8	6956
10/17/2013	Purchase	$15.0295	9	29000
10/18/2013	Purchase	$15.1555	10	23330
10/21/2013	Purchase	$15.1149	11	4500
10/22/2013	Purchase	$15.2989	12	4500
10/23/2013	Purchase	$15.1532	13	19500
10/24/2013	Purchase	$14.6771	14	35000
10/25/2013	Purchase	$14.6256	15	12467
10/28/2013	Purchase	$15.0665	16	7092
10/29/2013	Purchase	$15.5457	17	3713
10/30/2013	Purchase	$15.1771	18	26099
10/31/2013	Purchase	$14.9956	19	27544
11/1/2013	Purchase	$14.7589	20	23100
11/4/2013	Purchase	$14.8252	21	10000
11/5/2013	Purchase	$15.1369	22	19730
11/6/2013	Purchase	$14.5213	23	30658
11/7/2013	Purchase	$14.6774	24	32555
11/8/2013	Purchase	$14.7747	25	8500
11/11/2013	Purchase	$14.8010	26	5854
11/12/2013	Purchase	$15.0080	27	18058
11/13/2013	Purchase	$15.1120	28	13239
11/14/2013	Purchase	$15.4000	29	20258
11/15/2013	Purchase	$15.4708	30	26728
11/18/2013	Purchase	$15.5704	31	15103
11/19/2013	Purchase	$15.5801	32	25000
11/20/2013	Purchase	$15.5624	33	7907
11/21/2013	Purchase	$15.7093	34	12200
11/22/2013	Purchase	$15.8632	35	10200
11/25/2013	Purchase	$15.9710	36	16712
11/26/2013	Purchase	$15.9899		100
11/27/2013	Purchase	$16.0000		834
11/29/2013	Purchase	$15.9746	37	8000
12/2/2013	Purchase	$15.9482	38	29281
12/3/2013	Purchase	$15.9837	39	12125
12/4/2013	Purchase	$15.8954	40	6605

1 This transaction was executed in multiple trades at prices ranging from $15.25 – 15.30.
2 This transaction was executed in multiple trades at prices ranging from $15.22 – 15.44.
3 This transaction was executed in multiple trades at prices ranging from $15.02 – 15.26.
4 This transaction was executed in multiple trades at prices ranging from $14.96 – 15.00.
5 This transaction was executed in multiple trades at prices ranging from $14.90 – 15.00.
6 This transaction was executed in multiple trades at prices ranging from $15.08 – 15.50.
7 This transaction was executed in multiple trades at prices ranging from $15.06 – 15.51.
8 This transaction was executed in multiple trades at prices ranging from $15.07 – 15.25.
9 This transaction was executed in multiple trades at prices ranging from $14.99 – 15.15.
10 This transaction was executed in multiple trades at prices ranging from $15.12 – 15.19.
11 This transaction was executed in multiple trades at prices ranging from $15.06 – 15.15.
12 This transaction was executed in multiple trades at prices ranging from $15.15 – 15.30.
13 This transaction was executed in multiple trades at prices ranging from $15.07 – 15.25.
14 This transaction was executed in multiple trades at prices ranging from $14.45 – 15.00.
15 This transaction was executed in multiple trades at prices ranging from $14.60 – 14.77.
16 This transaction was executed in multiple trades at prices ranging from $14.75 – 15.10.
17 This transaction was executed in multiple trades at prices ranging from $15.40 – 15.60.
18 This transaction was executed in multiple trades at prices ranging from $15.04 – 15.35.
19 This transaction was executed in multiple trades at prices ranging from $14.90 – 15.05.
20 This transaction was executed in multiple trades at prices ranging from $14.70 – 14.85.
21 This transaction was executed in multiple trades at prices ranging from $14.79 – 14.85.
22 This transaction was executed in multiple trades at prices ranging from $15.00 – 15.32.
23 This transaction was executed in multiple trades at prices ranging from $14.35 – 14.76.
24 This transaction was executed in multiple trades at prices ranging from $14.36 – 14.73.
25 This transaction was executed in multiple trades at prices ranging from $14.69 – 14.86.
26 This transaction was executed in multiple trades at prices ranging from $14.72 – 14.97.
27 This transaction was executed in multiple trades at prices ranging from $14.85 – 15.06.
28 This transaction was executed in multiple trades at prices ranging from $15.05 – 15.13.
29 This transaction was executed in multiple trades at prices ranging from $15.13 – 15.50.
30 This transaction was executed in multiple trades at prices ranging from $15.36 – 15.54.
31 This transaction was executed in multiple trades at prices ranging from $15.55 – 15.58.
32 This transaction was executed in multiple trades at prices ranging from $15.50 – 15.65.
33 This transaction was executed in multiple trades at prices ranging from $15.49 – 15.60.
34 This transaction was executed in multiple trades at prices ranging from $15.57 – 15.77.
35 This transaction was executed in multiple trades at prices ranging from $15.75 – 15.95.
36 This transaction was executed in multiple trades at prices ranging from $15.82 – 16.00.
37 This transaction was executed in multiple trades at prices ranging from $15.93 – 16.00.
38 This transaction was executed in multiple trades at prices ranging from $15.90 – 16.00.
39 This transaction was executed in multiple trades at prices ranging from $15.86 – 16.00.
40 This transaction was executed in multiple trades at prices ranging from $15.77 – 16.00.